Exhibit 10.2

ARCTIC CAT INC.

INDUCEMENT RESTRICTED STOCK UNIT AGREEMENT

FOR EXECUTIVE OFFICER

This INDUCEMENT RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) made as of the 3rd day of December, 2014 between ARCTIC CAT INC., a Minnesota corporation (the “Company”), and Christopher T. Metz, an employee of the Company or one or more of its subsidiaries (“Employee”).

WHEREAS, the Company desires, by granting Employee certain restricted stock units of the Company, as hereinafter provided, to enable the Company and its Subsidiaries to induce the employment of Employee and to enable such individual to participate in the long-term success and growth of the Company by giving him a proprietary interest in the Company, thereby aligning the interests of such person with the Company’s shareholders.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Award.

a. Restricted Stock Units. Pursuant to this Agreement, [            ] Restricted Stock Units (“RSUs”), each RSU representing the right to receive one Share, shall be issued as hereinafter provided in Employee’s name subject to certain restrictions thereon.

b. Issuance of RSUs. The RSUs shall be issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement.

2. Rights of Employee with Respect to the Restricted Stock Units.

a. No Shareholder Rights. The RSUs granted pursuant to this Agreement do not and shall not entitle the Employee to any rights of a holder of Shares. The rights of Employee with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights become vested and the restrictions with respect to the RSUs lapse, in accordance with Section 3.

b. Conversion of Restricted Stock Units; Issuance of Shares. No Shares shall be issued to Employee prior to the date on which the RSUs vest and the restrictions with respect to the RSUs lapse, in accordance with Section 3. Neither this Section 2(b) nor any action taken pursuant to or in accordance with this Section 2(b) shall be construed to create a trust of any kind. After all restrictions with respect to RSUs lapse pursuant to Section 3, the Company shall cause to be issued no later than 2.5 months after the end of the Company’s fiscal year (subject to Section 5), in payment for such RSUs that number of Shares equal to the number of RSUs with respect to which the restrictions have lapsed.

3. Restrictions on RSUs. Employee hereby accepts the RSUs and agrees with respect thereto as follows:

a. Forfeiture Restrictions. The RSUs may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, and in the event of termination of Employee’s employment with the Company or employing subsidiary for Cause (as defined in Employee’s Employment Agreement (the “Employment Agreement”) or by Employee for any reason other than death, Disability (as defined in the Employment Agreement) or for Good Reason (as defined in the Employment Agreement) then, except as otherwise provided in the last sentence of Section 3(b) of this Agreement, Employee shall, for no consideration, forfeit to the Company all RSUs to the extent then subject to the Forfeiture Restrictions. The Committee may establish procedures as it deems appropriate for Employee to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of Employee and receive any property distributable with respect to the RSUs in the event of Employee’s death. The RSUs and rights thereunder shall be exercisable during the Employee’s lifetime only by the Employee (except as provided herein) or, if permissible under applicable law, by the Employee’s guardian or legal representative. The RSUs and rights thereunder may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.

The prohibition against transfer and the obligation to forfeit and surrender RSUs to the Company upon termination of employment are herein referred to as “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any purported transferee of RSUs.

b. Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to thirty-three and one-third percent (33 1/3%) of the RSUs on each of the first three anniversaries of the date of this Agreement provided that Employee has been continuously employed by the Company from the date of this Agreement through the lapse date. Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the RSUs on the earlier of (i) the occurrence of a Change in Control (as defined in the Employment Agreement), or (ii) the date Employee’s employment with the Company is terminated by reason of death, Disability or in the event of the Employee’s termination by the Company without Cause or resignation by Employee for Good Reason. Lapse of Forfeiture Restrictions under (i) or (ii) of this Section 3(b) shall be allowed only to the extent that the applicable Change in Control or termination events are at least as restrictive as the definitions set forth in Section 409A of the Code and the Treasury Regulations relating thereto. In the event Employee’s employment by the Company and any Subsidiary or Parent Corporation is terminated for Cause or Employee resigns without Good Reason, no further vesting shall occur and all RSUs then held by Employee that have not vested as of such termination or resignation will be terminated and forfeited to the Company for no consideration. In the event Employee’s employment is terminated by reason of resignation for Good Reason, the Committee which administers this Agreement or its delegate, as appropriate, may, in the Committee’s or such delegate’s sole discretion, approve the lapse of Forfeiture Restrictions as to any or all RSUs still subject to such Restrictions, such lapse to be effective on the date of such approval or Employee’s termination date, if later.

4. Tax Matters.

a. Election to Defer Distribution. If the distribution of Shares upon lapsing of Forfeiture Restrictions applicable to the RSUs granted by this Agreement is subject to U.S. tax law, Employee may elect to defer the distribution of some or all of such Shares. Such deferral election shall be in accordance with the rules as established by the Committee and in general must be received in writing by the Company no later than the last day of the fiscal year preceding the fiscal year in which the RSU is granted.

b. Payment of Tax. To the extent that the receipt of the RSUs or the lapse of any Forfeiture Restrictions results in income to Employee for federal, state, local or foreign income tax laws or regulations, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or Shares with a fair market value equal to the amount of such taxes, in each case as the Company may require to meet its withholding obligation under applicable tax laws or regulations (provided that the maximum amount shall not exceed the amount of the required withholding). If Employee fails to deliver the foregoing money or Shares, the Company is authorized to withhold from any cash or Shares remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

c. 409A Compliance. Notwithstanding anything to the contrary herein, and unless otherwise agreed by the Company and Employee in writing, if Employee is a “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code as of the date of any termination, payment of deferred compensation subject to Section 409A of the Code shall be made to Employee in one lump sum no earlier than six months following the date of termination; provided, however, that any payment or portion thereof which is subject to an exemption for separation pay to specified employees as provided under Section 409A of the Code and the relevant Treasury Regulations thereunder, or is subject to any other exemption provided under Section 409A of the Code and the relevant Treasury Regulations thereunder allowing for payment to a specified employee prior to the date that is six months following the date of termination of employment, may be paid to Employee the later of twenty (20) days following such date of termination or the date Employee fulfills any conditions to receipt of such payment or portion thereof (which conditions must be capable of being satisfied within two and one-half months of the date of termination).

5. Delivery of Shares. The Company shall not be required to deliver any Shares upon vesting or lapse of restrictions of any RSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied. Employee agrees that such Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing such Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of such Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on the NASDAQ Exchange.

6. No Right to Continued Employment. Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the employment of the Employee at any time, with or without Cause.

7. Administration.

a. Power and Authority of the Committee. The Agreement shall be administered by the Committee. Subject to the express provisions of the Agreement and to applicable law, the Committee shall have full power and authority to: (i) waive any restrictions relating to the RSUs; (iii) interpret and administer the Agreement; (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of these RSUs and this Agreement; (v) delegate to one or more executive officers of the Company the authority to administer these RSUs and this Agreement or any aspect of them; and (vi) make any other determination and take any other action, prospectively or retrospectively, that the Committee deems necessary or desirable for the administration of these RSUs and this Agreement. Unless otherwise expressly provided herein, all designations, determinations, interpretations and other decisions under or with respect to these RSUs and this Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon Employee and any holder or beneficiary of the RSUs. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of this Agreement or resolutions adopted in furtherance of hereof, including, without limitation, the right to make certain determinations and elections with respect to the RSUs.

b. Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, exercise the powers and duties of the Committee hereunder without any further action of the Committee, and in that event, any reference to Committee shall also refer to the Board.

8. Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or any other similar corporate transaction, equity restructuring or event affects the Shares underlying the RSUs, then the Committee shall make an appropriate adjustment that will equalize the fair value of such Shares or RSUs before and after the transaction, restructuring or event, including but not limited to making adjustment to any or all of the number and type of Shares (or other securities or other property) subject to these RSUs.

9. Company Authority. The existence of the RSUs herein granted shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock of the Company or its rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10. [Reserved]

11. Income Tax Compliance.

a. “Deferred Compensation” means the RSUs, to the extent it provides for the “deferral of compensation” under a “nonqualified deferred compensation plan” (as those terms are defined under Code Section 409A) and that would be subject to the taxes specified in Code Section 409A(a)(l) if and to the extent that this Agreement does not meet or is not operated in compliance with the requirements of Code Section 409A(a)(2), (3) and (4) and the regulations promulgated thereunder, Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Code Section 409A and the regulations promulgated thereunder. Nothing in this Section 11 shall prohibit the Company from establishing a deferred compensation plan that allows for the deferral of salary, bonuses or other cash-based performance awards.

b. “Specified Employee” means Employee, so long as he is a key employee as described in Code Section 416(i)(l)(A)(i), (ii) and (iii) (and disregarding paragraph (5) thereof) at any time during the 12 months ending on each December 31, or such other “identification date” that applies consistently for all plans that provide “deferred compensation” that is subject to the requirements of Code Section 409A and regulations promulgated thereunder. The Employee will be identified as a Specified Employee in accordance with the regulations promulgated under Code Section 409A, including with respect to the spin-off or merger of the company with any other company, and such identification shall apply for the twelve (12) month period commencing on the first day of the fourth month following the identification date. Notwithstanding the foregoing, Employee shall not be a Specified Employee unless the stock of the Company (or other member of a “controlled group of corporations” as determined under Code Section 1563) is publicly traded on an established securities market as of the date of Employee’s “separation from service” as defined in Code Section 409A and the regulations promulgated thereunder.

c. Except to the extent such acceleration or deferral is permitted or complies with the requirements of Code Section 409A and the regulations promulgated thereunder, neither the Committee nor the Employee may accelerate or defer the time or schedule of any payment of, or the amount scheduled to be paid under, the RSUs to the extent that they constitutes Deferred Compensation; provided, however, that payment shall be permitted if it is in accordance with a fixed date or schedule or on account of “separation from service,” “disability,” “death,” “change in control” or “unforeseeable emergency” as those items are defined under Code Section 409A and the regulations promulgated thereunder.

d. Except as specifically provided otherwise herein, the Committee may not make payment to a Specified Employee of any portion of the RSUs that constitute Deferred Compensation earlier than six (6) months following the Employee’s “separation from service” as defined for purposes of Code Section 409A (or if earlier, upon the Specified Employee’s death), except as permitted under Code Section 409A. Any payments that otherwise would be payable to the Specified Employee during the foregoing six (6) month period will be accumulated and payment will be delayed until the first date after the six (6) month period.

e. The Committee may reform any provision in this Agreement to the extent the RSUs are intended to be exempt from Code Section 409A to maintain to the maximum extent practicable the original intent of the applicable provisions without violating the provisions of Code Section 409A and to preserve the economic benefits intended by the Award.

12. Amendment. The Board and the Committee may amend this Agreement, but no amendment shall be made (i) which would impair the rights or economic benefit of Employee with respect to the RSUs, without Employee’s consent, or (ii) which without the approval of the shareholders of the Company would cause the Agreement to no longer comply with Rule 16b-3 or any other regulatory requirements. Further, the Board and the Committee, with the Employee’s consent, may correct any defect, supply any omission or reconcile any inconsistency in the Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the RSUs or the Agreement.

13. Definitions. Capitalized terms not defined herein shall have the meaning set forth in Employment Agreement, unless the context clearly requires otherwise. The following terms shall have the meanings set forth below:

a. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

b. “Committee” shall mean the Compensation and Human Resources Committee of the Board of Directors of the Company (each a “Director” and collectively the “Board”) or any other committee of the Board designated by the Board to administer this Agreement or any portion hereof.

c. “Deferred Compensation” shall have the meaning set forth in Section 11(a) of this Agreement.

d. “Parent Corporation” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

e. “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

f. “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

g. “Share” or “Shares” shall mean the common stock, $.01 par value per share, of the Company (the “Common Stock”) or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 8 of this Agreement.

h. “Specified Employee” shall have the meaning set forth in Section 11(b) hereof.

i. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

14. General Provisions.

a. Governing Law. The validity, construction and effect of these RSUs and this Agreement, and any rules and regulations relating to these RSUs and this Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

b. Severability. If any provision of these RSUs or this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify these RSUs or this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of these RSUs or this Agreement, such provision shall be stricken as to such jurisdiction or RSUs, and the remainder of these RSUs or this Agreement shall remain in full force and effect.

c. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to these RSUs or this Agreement, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

d. Headings. Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

e. No Trust or Fund Created. The Agreement is intended to constitute an “unfunded” plan for incentive and deferred compensation. Neither these RSUs nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and Employee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to the RSUs, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created hereunder to deliver Shares or payments in lieu of or with respect to the RSUs granted hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Agreement.

f. Disputes. As a condition of the granting of the RSUs herein granted, Employee agrees, for Employee and Employee’s personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this RSU Agreement shall be determined by the Board of Directors of the Company, in its sole discretion, and that any interpretation by the Board of the terms of this RSU Agreement shall be final, binding and conclusive; provided, however, that any dispute over the reason for the Employee’s termination of employment shall be determined in accordance with the provisions of the Employment Agreement.

g. Binding Effect. This RSU Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

ARCTIC CAT INC.

By:
Christopher A. Twomey Its Chairman of the Board

By:
Christopher T. Metz, Employee